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                                                                 EXHIBIT 10.3(c)


                                                   EXHIBIT A TO SECOND AMENDMENT



                                FORM OF GUARANTY


     THIS GUARANTY AGREEMENT (herein sometimes called this "Guaranty"), dated as of October 24, 1994, is executed by HALE PRODUCTS, INC., a Pennsylvania corporation (herein called "Guarantor"), in favor of BANK OF AMERICA ILLINOIS (f/k/a CONTINENTAL BANK N.A.), as agent (herein called "Agent") for the benefit of all commercial banking institutions (herein called "Banks") as are, or may from time to time become, parties to the Credit Agreement (such and all other capitalized terms being used herein with the meanings set forth in Article I).

                              W I T N E S S E T H:

     WHEREAS, the Guarantor is a Subsidiary of IDEX Corporation, a Delaware corporation (herein called "Borrower");

     WHEREAS, Borrower has entered into that certain Second Amended and Restated Credit Agreement, dated as of January 29, 1993 (herein, as amended by the First Amendment to Second Amended and Restated Credit Agreement dated May 23, 1994 and the Second Amendment to Second Amended and Restated Credit Agreement dated the date hereof, and as such agreement may hereinafter be amended, supplemented, restated or otherwise modified from time to time, called the "Credit Agreement"), among Borrower, Agent and the Banks, pursuant to which Borrower has a Total Commitment Amount of $150,000,000 as of the date hereof, the proceeds of which may be advanced from time to time to the Borrower for the general corporate purposes of the Borrower and its Subsidiaries and Borrower has used such proceeds for the benefit of the Guarantor;

     WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of May 6, 1994 between Hale Products, Inc., a Delaware corporation ("Hale") and HPI Acquisition Corp. ("HPI"), a wholly-owned subsidiary of Borrower, HPI purchased the issued and outstanding common shares of Hale;

     WHEREAS, Borrower borrowed $90,000,000 pursuant to the Credit Agreement and lent such funds and/or contributed such funds to HPI;

     WHEREAS, HPI used such funds to consummate the purchase of Hale described above;

     WHEREAS, effective on May 26, 1994, HPI merged itself with and into its wholly-owned subsidiary, Hale, and Hale expressly agreed to assume all of the obligations and liabilities of whatsoever nature of HPI;





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     WHEREAS, effective on May 26, 1994, Hale subsequently merged itself with and into its wholly-owned subsidiary, Hale Fire Pump Company, a Pennsylvania corporation ("HFPC"), and HFPC expressly agreed to assume all of the obligations and liabilities of whatsoever nature of Hale;

     WHEREAS, HFPC subsequently changed its name to Hale Products, Inc., a Pennsylvania corporation ("Hale Products, Inc.");

     WHEREAS, as a condition to the Banks' consent to the acquisition of the issued and outstanding common shares of Hale and Borrower's obtaining the Loans for such purpose under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty; and

     WHEREAS, the Guarantor has, in consideration of, among other things, receiving such present and future advances, duly authorized the execution, delivery and performance of this Guaranty;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Guarantor hereby agrees as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty shall, except where the context otherwise requires, have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Agent" shall have the meaning provided in the preamble hereto.

     "Banks" shall have the meaning provided in the preamble hereto.

     "Borrower" shall have the meaning provided in clause (a) of the first recital hereto.

     "Credit Agreement" shall have the meaning provided in clause (b) of the first recital hereto.

     "Default" shall mean any Event of Default or event or conditions which, with notice or lapse of time or both, would constitute an Event of Default.

     "Event of Default" shall mean any of the events described in Section 8.1 of the Credit Agreement.

     "Guarantor" shall have the meaning provided in the preamble hereto.


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     "Liabilities" shall have the meaning provided in clause (a) of Section 2.1.

     "Note" shall mean each Note executed and delivered pursuant to the Credit Agreement to evidence Loans made thereunder and each other promissory note of Borrower accepted by any Bank in substitution or replacement therefor.

     "Obligor" means any person obligated in any way on any Liability.

     "Reimbursement Obligation" shall have the meaning provided in Section 4.6 of the Credit Agreement.

     SECTION 1.2. Credit Agreement Terms. Terms for which meanings are provided in the Credit Agreement shall, except as otherwise provided herein or as the context may otherwise require, have the same meanings when used in this Guaranty.

                                   ARTICLE II

                                    GUARANTY

     SECTION 2.1. Guaranty of Payment. The Guarantor, hereby absolutely, unconditionally and irrevocably

          (a) guarantees the full and prompt payment and performance when due, whether by required payment, voluntary prepayment, declaration, acceleration or otherwise, and at all times thereafter of all of the monetary obligations of Borrower under the Credit Agreement (including, without limitation, all Reimbursement Obligations), the Notes and each other Instrument executed and delivered pursuant thereto (herein called the "Liabilities"); and

          (b) agrees to reimburse Agent and each Bank for all costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which Agent or any Bank expends or incurs in collecting or compromising any obligation referred to in clause (a) and in enforcing this Guaranty, whether or not suit is filed, expressly including, without limitation, all costs, expenses, reasonable attorneys' fees and other charges incurred by such Person in connection with any insolvency, bankruptcy, reorganization, liquidation, dissolution, arrangement or other similar proceedings involving the Guarantor which in any way affect the exercise by such Person of its rights, powers, remedies and privileges with respect to this Guaranty or the outstanding principal amount of the Notes.

     SECTION 2.2. Obligations Absolute, Unconditional, etc. The Guarantor agrees that its obligations hereunder shall be absolute, unconditional and irrevocable, irrespective of the genuineness, validity, legality or enforceability of the Liabilities, the Notes, the Credit Agreement or any other Instrument executed or to be executed pursuant to the Credit Agreement, or any other Instrument or collateral relating to or securing the payment, performance or observance thereof or any other circumstance which could otherwise





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constitute a legal or equitable discharge of a surety or guarantor, and Agent may, at the direction of a Majority of Banks, proceed to enforce this Guaranty without pursuing or collecting a judgment against any other Person (including, without limitation, the Guarantor), without resorting to or enforcing any other collateral or security and without any other action whatsoever. Neither the Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Liabilities or this Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of:

          (a) any right to require Agent or any Bank to proceed against Borrower or any other Obligor or any other Person, or to proceed against or exhaust any other security or collateral for the payment, performance or observance of the Liabilities, or to pursue any other remedy whatsoever before proceeding against the Guarantor hereunder;

          (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any Person, or the failure of Agent or any Bank to file or enforce a claim against any estate (in administration, bankruptcy or any other proceedings) of any Person;

          (c) any defense based upon an election of remedies by Agent or any Bank, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of the Guarantor or the right of the Guarantor to proceed against Borrower or any other Person for reimbursement or both;

          (d) any other defense of Borrower, or the cessation of the liability of Borrower for any cause whatsoever, with respect to any Liability;

          (e) any other defense of any kind, whether now existing or arising hereafter, of the Guarantor to any action, suit or judicial or legal proceeding that may be instituted with respect to this Guaranty;

          (f) presentment, demand, protest and notice of any kind, including, without limitation, notice of the creation or non-payment or non-performance of all or any of the Liabilities, notice of dishonor or protest, notice of acceptance by Agent and Banks of this Agreement, notice of the existence, creation or incurrence of any new or additional indebtedness, obligation or other liability, and notice of action or non-action on the part of Agent, any Bank, Borrower or the Guarantor or any other Obligor or other Person in connection with the Liabilities or otherwise; and

          (g) any duty on the part of Agent, any Bank or other Person to disclose to the Guarantor any facts or information any such Person may now or hereafter know or possess regarding Borrower, the Liabilities or any other matter whatsoever, regardless of whether such Person has reason to believe that such facts or other





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     information may materially increase the risk which the Guarantor intends to assume or has reason to believe that such facts or other information are unknown to the Guarantor or has a reasonable opportunity to communicate such facts or other information, it being understood and agreed that the Guarantor is fully and solely responsible for being and keeping informed of the financial condition of Borrower and of all other circumstances bearing on the risk of non-payment, non-performance or non-observance of any Liability.

This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable Guaranty of payment, and shall remain in full force and effect until all Liabilities have been fully paid, and may not be amended, modified or supplemented except in accordance with Section 11.1 of the Credit Agreement. This Guaranty shall continue to be effective, or to be reinstated, as the case may be, if at any time any payment, in whole or in part, of any Liability is rescinded or must otherwise be restored or returned by Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Guarantor or Borrower, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Guarantor or Borrower or any part of either of its property, or otherwise, all as though such payments had never been made. If any Default shall at any time have occurred and be continuing and acceleration of the Notes shall at any time be prevented by reason of the pendency against Borrower of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holders of the Notes had accelerated the same in accordance with the terms of the Credit Agreement, and the Guarantor shall, to the extent it constitutes Liabilities, forthwith pay such principal amount and interest (if any) thereon and other Liabilities without further notice of demand.

     SECTION 2.3. Waiver of All Defenses. Agent may, from time to time, in its sole discretion and without notice to the Guarantor, take any or all of the following actions, all without in any way diminishing, impairing, releasing or affecting the liability or obligations of the Guarantor under or with respect to this Guaranty, and the Guarantor hereby irrevocably consents to any or all of the following actions by Agent, any Bank or any holder of any Note:

          (a) retain or obtain a Security Interest in any property to secure any of the Liabilities or any obligation hereunder;

          (b) retain or obtain the primary or secondary obligations of any obligor or obligors, in addition to the Guarantor and the other Obligors, with respect to any of the Liabilities;

          (c) extend or renew for one or more periods (whether or not longer than the original period), or alter or exchange, any of the Liabilities, or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other Obligor or any other Person with respect to any of the Liabilities





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     or amend or modify in any respect the Credit Agreement or any Instrument executed pursuant thereto;

          (d) waive, modify, subordinate, compromise or release its Security Interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or waive, release, subordinate, compromise, modify, alter or exchange any guaranty or other obligations of any nature of any obligor with respect to any such property; and

          (e) resort to the Guarantor for payment of any of the Liabilities, whether or not Agent or any Bank shall have resorted to or exhausted any other remedy or any other security or collateral for any obligation hereunder or shall have proceeded against Borrower or any other Obligor or other Person primarily or secondarily obligated with respect to any of the Liabilities.

     The Guarantor absolutely, unconditionally and irrevocably agrees that, as long as any Liabilities have not been paid in full, the Guarantor shall not have and shall not enforce any right of subrogation, and the Guarantor waives any right to enforce any remedy which Agent, any Bank or the holder of any Note now has or may hereafter have against Borrower or any other Person hereunder or pursuant hereto or under or pursuant to the Credit Agreement, the Notes or any other Instrument executed or to be executed pursuant hereto or thereto, and any benefit of, and any right to participate in, any security for the Liabilities now or hereafter held by Agent, any Bank or the holder of any Note.

     The Guarantor absolutely, unconditionally and irrevocably agrees that the liability of the Guarantor hereunder, and the remedies for the enforcement of such liability, shall in no way be diminished or affected by:

          (f) the release or discharge of Borrower or any other Obligor or any other Person responsible for the payment, performance or observance of any Liability in any creditors', receivership, bankruptcy, reorganization, insolvency or other proceeding;

          (g) the rejection or disaffirmance in any such proceeding of any Instrument evidencing, securing, or executed in connection with, the Liabilities; or

          (h) the impairment, limitation or modification of the Liabilities resulting from the operation of any present or future provision of the federal bankruptcy code or any other statute or law of any kind or from the decision or order of any court.

     The Guarantor absolutely, unconditionally and irrevocably further agrees that:

          (i) the creation from time to time of Liabilities, including, without limitation, the making of Loans to Borrower, and the application or allocation of





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     amounts received by Agent or any Bank or any other Person to the payment of such Liabilities, and the creation, existence or enforcement from time to time of any security for the Liabilities, and the application and allocation of the proceeds of such security, shall in no way affect or impair the rights, remedies, powers and privileges of Agent or any Bank or the holder of any Note or the obligation of the Guarantor under this Guaranty; and

          (j) any amounts received by Agent or any Bank from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities and in such order of application as Agent or such Bank may in its sole discretion determine.

     The Guarantor hereby expressly waives notice of the creation of the Liabilities and all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

     SECTION 2.4. Payment, etc. by the Guarantor. The Guarantor hereby unconditionally covenants and agrees that:

          (a) in the event Borrower shall fail duly and punctually to pay any Liability on the date on which such payment is due (whether at scheduled maturity, by acceleration or otherwise); or

          (b) upon the occurrence of any other Event of Default;

the Guarantor will, within five Business Days after the receipt of written notice from Agent demanding payment of either the amount of the Liability which Borrower has failed to pay (in the case of a demand arising out of an event described in clause (a)) or up to the entire unpaid amount of the Liabilities (in the case of an event described in clause (b)), pay the entire amount of Liabilities demanded to Agent at its office at 231 South LaSalle Street, Chicago, Illinois 60697, in immediately available funds. If the Guarantor fails to pay any such amount, Agent or any Bank may institute any action or proceeding, and make, obtain and enforce a judgment or final decree, against the Guarantor and collect in the manner provided by law or in equity out of such Guarantor's property, wherever situated, all amounts adjudged or decreed to be payable.

     The Guarantor making any payment hereunder shall also be entitled to a right of subrogation in respect of such payment from Borrower; provided, however, that so long as the Liabilities remain outstanding, all rights of the Guarantor against Borrower, by way of right of subrogation or otherwise, shall in all respects, as provided in the second paragraph of Section 2.3, be subordinate and junior in right of payment to the prior satisfaction in full of the Liabilities and no payment in satisfaction of such right of subrogation shall be made by Borrower, or demanded or claimed by the Guarantor, until such prior satisfaction in full of the Liabilities.





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     SECTION 2.5. Limitation of Guaranty.  The Guarantor, and by its acceptance hereof each Bank, hereby confirms that it is the intention of all such parties that the obligations guaranteed under this Guaranty not constitute a fraudulent transfer or obligation (a "Fraudulent Conveyance") for the purposes of the Bankruptcy Law or any similar provisions of Federal or state law. To effectuate the foregoing intention, the Banks hereby irrevocably agree that the obligations guaranteed under this Guarantee shall, with respect to the Guarantor, be automatically reduced by the amount, if any, as is necessary to result in the obligations guaranteed under this Guarantee not constituting a Fraudulent Conveyance.

                                  ARTICLE III

                         CREDIT AGREEMENT UNDERTAKINGS

     SECTION 3.1. Representations and Warranties. The Guarantor hereby represents and warrants to Agent and each Bank as to all matters contained in
Article VI of the Credit Agreement insofar as the representations and warranties contained therein are applicable to the Guarantor and its properties, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Section.

     SECTION 3.2. Covenants. The Guarantor agrees with Agent and each Bank that, until all Commitments shall have terminated and all Liabilities shall have been paid in full, the Guarantor will perform, comply with and be bound by all of the agreements, covenants and obligations contained in Article VII of the Credit Agreement which are applicable to the Guarantor or its properties, each such agreement, covenant and obligation contained in such Article and all other terms of the Agreement to which reference is made herein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Section.

     SECTION 3.3. Right of Offset. In addition to, and without limitation of, any other rights of any Bank under any applicable law or otherwise, each Bank or other holder of a Note may, without demand or prior notice of any kind, at any time and from time to time when any amount shall be due and payable by the Guarantor hereunder, appropriate and apply toward the payment of any Liability or any other amount owing to it hereunder any amounts, property, balances, credits, deposit accounts or monies of the Guarantor in the possession or control of such Bank or holder for any purpose. Each Bank making any such application shall promptly advise Borrower thereof, but failure to do so shall not impair the effect of such application.





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                                   ARTICLE IV

                                 MISCELLANEOUS

     SECTION 4.1. Instrument Pursuant to Credit Agreement. This Guaranty is an Instrument executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation, Article XI thereof.

     SECTION 4.2. Successors and Assigns; Assignment. This Agreement shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of and be enforceable by Agent and each Bank and their respective successors and assigns, including, without limitation, any assignee of any Liability; provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of all Banks. Agent and each Bank may, subject to the provisions of Section 11.12 of the Credit Agreement, from time to time, without notice to the Guarantor assign or transfer any Liability or any interest therein, and, notwithstanding any such transfer or assignment or any subsequent transfer or assignment thereof, such Liabilities shall be and remain Liabilities for purposes of this Agreement, and each and every immediate and successive transferee or assignee of any Liability or any interest therein shall, to the extent of the interest of such transferee or assignee in the Liabilities, be entitled to the benefits of this Guaranty.

     SECTION 4.3. Independent Obligations. The obligations of the Guarantor hereunder are independent of the obligations of Borrower, and in the event of any default hereunder, a separate action or actions may be brought, maintained and prosecuted against the Guarantor whether or not Borrower is a party thereto or joined therein or a separate action or actions are brought against Borrower. Agent and any Bank may maintain successive actions upon any default hereunder. The rights of Agent and each Bank shall not be exhausted by its exercise of any of its rights, powers, remedies and privileges hereunder or by any such action or by any number of successive actions until and unless all Liabilities and all obligations of the Guarantor hereunder have been fully paid and performed.

     SECTION 4.4. Governing Law. This Guaranty shall be deemed to be a contract made under and governed by the internal laws of the State of Illinois. For purposes of any action or proceeding involving this Guaranty, the Guarantor hereby expressly submits to the jurisdiction of all Federal and State Courts located in the State of Illinois and consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Illinois, provided a reasonable time for appearance is allowed.

     SECTION 4.5. Notices. All notices and other communications hereunder to the Guarantor shall be delivered or transmitted to the Guarantor at the address set forth below its signature hereto.

     SECTION 4.6. Termination.  Subject to the last three sentences of Section
2.2 and to clause (c) of Section 2.3, this Guaranty shall be of no further force or effect upon the





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termination in full of the Commitments and the full payment and performance in full of the Liabilities.





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     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its authorized officer as of the date first above written.


                               HALE PRODUCTS, INC.,
                               a Pennsylvania corporation
                               (f/k/a Hale Fire Pump Company)

                               By:___________________________

                               Name:  Wayne P. Sayatovic

                               Title:  Vice President & Chief Financial Officer


                               Address:  630 Dundee Road
                                         Suite 400
                                         Northbrook, Illinois  60065

                               Attention:  Wayne P. Sayatovic

                               Facsimile No.: (312) 498-3940



BANK OF AMERICA ILLINOIS
(f/k/a CONTINENTAL BANK N.A.),
as Agent

By:____________________________

Name: _________________________

Title:_________________________





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